UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 16, 2016
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 18, 2016, BioRestorative Therapies, Inc. (the “Company”) sold to John M. Desmarais, a director and principal stockholder of the Company, 250,000 shares of common stock of the Company at a purchase price of $4.00 per share, or an aggregate purchase price of $1,000,000. In consideration of the purchase, the Company issued the following warrants to Mr. Desmarais: (1) a five year warrant to purchase 250,000 shares of common stock of the Company at an exercise price of $5.00 per share; (2) an eight month warrant to purchase 444,444 shares of common stock of the Company at an exercise price of $4.50 per share; and (3) a one year warrant to purchase 400,000 shares of common stock of the Company at an exercise price of $5.00 per share.

Item 3.02.	Unregistered Sales of Equity Securities.

Between January 27, 2016 and February 29, 2016, the Company issued an aggregate of 129,593 shares of common stock of the Company at a purchase price of $4.00 per share.  In consideration of the share purchases, the Company issued to the subscribers five-year warrants for the purchase of an aggregate of 129,493 shares of common stock of the Company at an exercise price of $5.00 per share.

Between February 11, 2016 and February 16, 2016, the Company issued an aggregate of 18,869 shares of common stock of the Company pursuant to the exercise of outstanding warrants at an exercise price of $3.50 per share.

Between February 17, 2016 and February 19, 2016, the Company issued an aggregate of 17,500 shares of common stock of the Company in consideration of services rendered.  The stock was valued at $39,375.

On February 18, 2016, in consideration of a loan in the amount of $250,000, the Company issued to the lender a five-year warrant to purchase 20,000 shares of common stock of the Company at an exercise price of $4.00 per share.  The warrant was valued at $35,400.

Between March 4, 2016 and March 8, 2016, the Company issued an aggregate of 96,410 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $218,165, inclusive of accrued and unpaid interest.

See Item 1.01 above with respect to the issuance of 250,000 shares of common stock of the Company and warrants for the purchase of an aggregate of 1,094,444 shares of common stock of the Company.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: March 24, 2016	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer